Exhibit 10(a)

AMENDED AND RESTATED INVESTMENT ADVISORY AND SERVICES AGREEMENT
BY AND BETWEEN
AMERIPRISE CERTIFICATE COMPANY
AND
COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

This Amended and Restated Investment Advisory and Services Agreement made as of December 1, 2018, between Ameriprise Certificate Company (formerly American Express Certificate Company) (the Company), a Delaware corporation, hereinafter called "Company", and Columbia Management Investment Advisers, LLC (formerly RiverSource Investments, LLC) (the “Investment Manager”), a Minnesota limited liability company, amends and restates the Investment Advisory and Services Agreement dated December 31, 2006.

Part One:    INVESTMENT ADVICE AND OTHER SERVICES

(1)	The Investment Manager agrees during the period of this Agreement, subject to the terms and conditions herein set forth,

(a)	to furnish the Company continuously with investment advice;

(b)
to determine, consistent with the Company’s investment policies, which securities in the Investment Manager’s discretion shall be purchased, held or sold, and to execute or cause the execution of purchase or sell orders;

(c)	to prepare and make available to the Company all necessary research and statistical data in connection therewith;

(d)
to furnish all other services of whatever nature required in connection with the management of the Company as provided under this Agreement, including but not limited to asset liability management; and

(e)
to pay such expenses described for in Part Three that relate to the services provided by the Investment Manager, subject always to the direction and control of the Board of Directors (the Board) and the authorized officers of the Company.

(f)	to provide to the Company all administrative services necessary and appropriate for the business of the Company, including but not limited to:

(i)	Preparing all general or routine shareholder communications including notices of dividends;

(ii)	Preparing and filing required regulatory reports and communications;

(iii)	Preparing and filing of tax reports, including the Company’s income tax returns;

(iv)	Executing the pricing process and monitoring the reliability of the valuation information received from independent third-party pricing services and brokers;

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Exhibit 10(a)

(v)
Coordinating and supervising relations with, and monitoring the performance of, custodians, depositories, transfer and pricing agents, accountants, underwriters, brokers and dealers, insurers, printers, Company’s auditors, and other persons serving the Company, deemed to be necessary or desirable;

(vi)	Maintaining the Company’s registration statement updates, and maintaining registration in the jurisdictions in which Ameriprise certificates are offered for sale;

(vii)	Preparing reports, information, surveys, or other analyses to third parties as deemed necessary or desirable by the Company; and

(viii)	Preparing reports, evaluations, information, surveys, statistical analysis or other analysis of the Company as the Board may request from time to time.

(g)	to provide to the Company accounting and recordkeeping services necessary and appropriate for the business of the Company, including but not limited to:

(i)
Calculating and supervising publication of the interest rates applicable for face-amount certificates issued by the Company and other financial data, consistent with federal securities laws and the current prospectus for the face-amount certificate products; and

(ii)	Monitoring the Company’s compliance with accounting operations control processes.

(h)	to provide to the Company Treasury services necessary and appropriate for the business of the Company, including but not limited to:

(i)	Monitoring daily cash and transaction statements and reports from the Company’s transfer agent and custodian; and

(ii)	Completing daily cash reconciliations, notifying

Company’s custodian of such reconciliations, and reporting investable cash to the Investment Manager, as directed by the Investment Manager.

(i)	to provide all other services necessary and appropriate for the operations of the Company, not listed above, including but not limited to:

(i)	Providing compliance services, as directed by the Company’s Chief Compliance Officer, which may include monitoring the Company’s compliance with applicable federal, state and foreign securities laws,

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and the rules and regulations thereunder, as applicable, including, without limitation, the Investment Company Act of 1940, the Securities and Exchange Act of 1934 and the Securities Act of 1933, each as amended from time to time, and the rules promulgated under each of the foregoing;

(ii)	Providing legal support of all administration services provided by the Investment Manager under this Agreement;

(iii)	Maintaining the Company’s books and records in accordance with all applicable federal and state securities laws and regulations; and

(iv)	Maintaining, together with affiliated companies, maintenance of a business continuation and recovery program for the Company.

(2)
The Investment Manager agrees to maintain an adequate organization of competent persons to provide the services and to perform the functions herein mentioned and to maintain adequate oversight over any service providers hired to provide the services and to perform functions herein mentioned.

(3)
The Investment Manager agrees to meet with any persons at such times as the Board deems appropriate for the purpose of reviewing the Investment Manager’s performance under this Agreement. The Company agrees that the Investment Manager may subcontract for certain of the services described under this Agreement with the understanding that there shall be no diminution in the quality or level of services and also with the understanding, that the Investment Manager shall obtain such approval from the Fund’s Board and/or its shareholder as is required by law, rules and regulations promulgated thereunder, terms of the Agreement, resolutions of the Board and commitments of the Investment Manager.

(4)
The Investment Manager agrees that the investment advice and investment decisions will be in accordance with general investment policies of the Company as disclosed to the Investment Manager from time to time by the Company and as set forth in the prospectuses and registration statements filed with the United States Securities and Exchange Commission (the SEC).

(5)
The Investment Manager agrees to provide such support as required or requested by the Board in conjunction with voting proxies solicited by or with respect to the issuers of securities in which the Company’s assets may be invested from time to time.

(6)
The Investment Manager agrees that it will maintain all required records, memoranda, instructions or authorizations relating to the management of the assets for the Company including the acquisition or disposition of securities, proxy voting and safekeeping of assets.

(7)
The Company agrees that it will furnish to the Investment Manager any information that the latter may reasonably request with respect to the services performed or to be performed by the Investment Manager under this Agreement.

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(8)
In selecting broker-dealers for execution, the Investment Manager will seek to obtain best execution for securities transactions on behalf of the Company, except where otherwise directed by the Board. In selecting broker-dealers to execute transactions, the Investment Manager will consider not only available prices (including commissions or mark-up), but also other relevant factors such as, without limitation, the characteristics of the security being traded, the size and difficulty of the transaction, the execution, clearance and settlement capabilities as well as the reputation, reliability, and financial soundness of the broker-dealer selected, the broker-dealer’s risk in positioning a block of securities, the broker-dealer’s execution service rendered on a continuing basis and in other transactions, the broker-dealer’s expertise in particular markets, and the broker-dealer’s ability to provide research services. To the extent permitted by law, and consistent with its obligation to seek best execution, the Investment Manager may execute transactions or pay a broker-dealer a commission or markup in excess of that which another broker-dealer might have charged for executing a transaction provided that the Investment Manager determines, in good faith, that the execution is appropriate or the commission or markup is reasonable in relation to the value of the brokerage and/or research services provided, viewed in terms of either that particular transaction or the Investment Manager’s overall responsibilities with respect to the Company and other clients for which it acts as investment adviser. the Investment Manager shall not consider sale or promotion of affiliated products, as a factor in the selection of broker-dealers through which transactions are executed.

(9)
Except for bad faith, intentional misconduct or negligence in regard to the performance of its duties under this Agreement, neither the Investment Manager, nor any of its respective directors, officers, partners, principals, employees, or agents shall be liable for any acts or omissions or for any loss suffered by the Company. Each of the Investment Manager, and its respective directors, officers, partners, principals, employees and agents, shall be entitled to rely, and shall be protected from liability in reasonably relying, upon any information or instructions furnished to it (or any of them as individuals) by the Company or its agents which is believed in good faith to be accurate and reliable. The Company understands and acknowledges that the Investment Manager does not warrant any rate of return, market value or performance of any assets of the Company. Notwithstanding the foregoing, the federal securities laws impose liabilities under certain circumstances on persons who act in good faith and, therefore, nothing herein shall constitute a waiver of any right which the Company may have under such laws or regulations.

Part Two:    COMPENSATION TO THE INVESTMENT MANAGER

(1)	The Company agrees to pay to the Investment Manager and the Investment Manager agrees to accept from the Company in full payment for the services furnished, a fee as set forth in Schedule A

(2)
The fee shall be paid on a monthly basis and, in the event of the termination of this Agreement, in whole or in part, the fee accrued shall be prorated on the basis of the number of days that this Agreement is in effect during the month with respect to which such payment is made.

(3)	The fee provided for hereunder shall be paid in cash by the Company to the Investment Manager within five (5) business days after the last day of each month.

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Part Three:    EXPENSES PAID BY THE COMPANY

(1)	The Company agrees to pay:

(a)	Investment Management fees payable to the Investment Manager for its services under the term of the Investment Advisory and Services Agreement.

(b)
Fees, costs, expenses and allowances payable to any person, firm or corporation for services under any agreement entered into by the Company covering the offering for sale, sale and distribution of face-amount certificates issued by Company.

(c)
Fees, costs, expenses and allowances payable or incurred by the Company in connection with the acquisition, management, servicing or disposition of real estate mortgages, real estate, or property improvement loans, not including the expenses related to services provided by the Ameriprise Financial, Inc.’s Real Estate Loan Management team for managing and servicing such loans whose allocated costs shall be borne by the Investment Manager as the latter costs are included in the base investment advisory fee

(d)	Taxes of any kind payable by the Company.

(e)	Depositary and custodian fees incurred by the Company.

(f)	Brokerage commissions and charges in the purchase and sale of the Company assets.

(g)
Fees and expenses for services not covered by other agreements and provided to the Company at its request, or by requirement, by attorneys, auditors, examiners, and professional consultants who are not officers or employees of the Investment Manager.

(h)
Directors, officers and employees expenses which shall include fees, salaries, memberships, dues, travel, seminars, pension, profit sharing, and all other benefits paid to or provided for directors, officers and employees, directors and officers liability insurance, errors and omissions liability insurance, worker's compensation insurance and other expenses applicable to the directors, officers and employees, except the Company will not pay any fees or expenses of any person who is an officer or employee of the Investment Manager or its affiliates.

(i)	Provisions for certificate reserves.

(j)	Expenses of customer settlements not attributable to sales function.

(k)	Transfer agency fees and expenses.

(l)
Filing fees and charges incurred by the Company in connection with filing any amendment to its articles of incorporation, or incurred in filing any other document with the State of Minnesota or its political subdivisions.

(m)	Organizational expenses of the Company.

(n)	Expenses properly payable by the Company, approved by the Board.

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Part Four:    MISCELLANEOUS

(1)	the Investment Manager shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement shall have no authority to act for or represent the Company.

(2)
The Company acknowledges that the Investment Manager and its affiliates may perform investment advisory services for other clients so long as the Investment Manager’s services to the Company under this Agreement are not impaired thereby. the Investment Manager and its affiliates may give advice or take action in the performance of duties to other clients that may differ from advice given, or the timing and nature of action taken, with respect to the Company, and that the Investment Manager and its affiliates may trade and have positions in securities of issuers where the Company may own equivalent or related securities, and where action may or may not be taken or recommended for the Company. Nothing in this Agreement shall be deemed to impose upon the Investment Manager or any of its affiliates any obligation to purchase or sell, or recommend for purchase or sale for the Company, any security or any other property that the Investment Manager or any of its affiliates may purchase, sell or hold for its own account or the account of any other client. Notwithstanding any of the foregoing, the Investment Manager shall allocate investment opportunities among its clients, including the Company, in an equitable manner, consistent with its fiduciary obligations. By reason of their various activities, the Investment Manager and its affiliates may from time to time acquire information about various corporations and their securities. The Company recognizes that the Investment Manager and its affiliates may not always be free to divulge such information, or to act upon it.

(3)
Neither this Agreement nor any transaction made pursuant thereto shall be invalidated or in any way affected by the fact that the Board members, officers, agents or the shareholder of the Company are or may be interested in the Investment Manager or any successor assignee thereof as directors, officers, stockholders or otherwise; that directors, officers, stockholders or agents of the Investment Manager are or may be interested in Company as Board members , officers, or otherwise; or that the Investment Manager or any successor or assignee is or may be interested in the Company as a shareholder or otherwise, provided however that neither the Investment Manager, nor any officer, Board member or employee thereof or of the Company shall sell to or buy from the Company any property or security other than securities issued by the Company, except in accordance with applicable regulations or orders of the SEC,

(4)
Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid to the party to this Agreement entitled to receive such at such party’s principal place of business in Minneapolis, Minnesota, or to such other address as either party may designate in writing mailed to the other.

(5)
The Investment Manager agrees that no officer, director or employee of the Investment Manager will deal for or on behalf of the Company with himself as principal or agent, or with any corporation or partnership in which he may have a financial interest, except that this shall not prohibit:

(a)	Officers, directors or employees of the Investment Manager from having a financial interest in the Company or the Investment Manager.

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Exhibit 10(a)

(b)
The purchase of securities for the Company, or the sale of securities owned by the Company, through a security broker or dealer, one or more of whose partners, officers, directors or employees is an officer, director or employee of the Investment Manager, provided such transactions are handled in the capacity of broker only and provided commissions charged do not exceed customary brokerage charges for such services.

(c)
Transactions with the Company by a broker-dealer affiliate of the Investment Manager as may be allowed by rule or order of the U.S. Securities and Exchange Commission and if made pursuant to procedures adopted by the Board.

(6)
the Investment Manager agrees that, except as herein otherwise expressly provided or as may be permitted consistent with the use of a broker-dealer affiliate of the Investment Manager under applicable provisions of the federal securities laws, neither it nor any of its officers, directors or employees shall at any time during the period of this Agreement make, accept, or receive directly or indirectly, any fees, profits or emoluments of any character in connection with the purchase or sale of securities (except securities issued by the Company) or other assets by or for the Company.

(7)
Subject to the approval of a majority of the members of the Company’s Board of Directors, including a majority of the Directors who are not “interested persons,” as defined in the Investment Company Act of 1940 (“1940 Act”), the Investment Manager may, through a subadvisory agreement or other arrangement, delegate to any other company that the Investment Manager controls, is controlled by, or is under common control with, or to specified employees of any such companies, or to more than one such company, to the extent permitted by applicable law, certain of the Investment Manager’s duties enumerated in Part One hereof; provided that the Investment Manager shall continue to supervise the services provided by such company or employees and any such delegation shall not relieve the Investment Manager of any of its obligations under this Agreement.

(8)
All information and advice furnished by the Investment Manager to the Company under this Agreement shall be confidential and shall not be disclosed to third parties, except as required by law, order, judgment, decree, or pursuant to any rule, regulation or request of or by any government, court, administrative or regulatory agency or commission, other governmental or regulatory authority or any self-regulatory organization. All information furnished by the Company to the Investment Manager under this Agreement shall be confidential and shall not be disclosed to any unaffiliated third party, except as permitted or required by the foregoing, where it is necessary to effect transactions or provide other services to the Company, or where the Company requests or authorizes the Investment Manager to do so. The Investment Manager may share information with its affiliates in accordance with its privacy policies in effect from time to time.

(9)	This Agreement shall be governed by the laws of the State of Minnesota.

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Part Five:        RENEWAL AND TERMINATION

(1)
This Agreement shall continue in effect through December 31, 2007 and shall continue from year to year thereafter unless and until terminated by either party as hereinafter provided, except that such continuance shall be specifically approved at least annually (1) by the Board or by a vote of the majority of the outstanding voting securities of the Company and (2) by the vote of a majority of the Board members who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. As used in this paragraph, the term "interested person" shall have the same meaning as set forth in the Investment Company Act of 1940 Act, as amended, and the rules promulgated thereunder (the 1940 Act). As used in this agreement the term “majority of the outstanding voting securities” shall have the same meanings as set forth in the 1940 Act

(2)
This Agreement may be terminated by either the Company or the Investment Manager at any time by giving the other party sixty days' written notice of such intention to terminate; provided that any such termination shall be made without the payment of any penalty, and provided further that such termination may be effected either by the Board or by a vote of the majority of the outstanding voting securities of the Company.

(3)	This Agreement shall terminate in the event of its assignment, the term "assignment" for this purpose having the same meaning as set forth in the 1940 Act.

(4)
Non-material amendments or modifications to this Agreement as may be permitted by the 1940 Act will only be made effective upon written agreement executed by the Investment Manager and the Company upon approval by the Board.

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IN WITNESS WHEREOF, the parties hereto have executed the foregoing Agreement as of the day and year first above written.

Ameriprise Certificate Company	Columbia Management Investment Advisers, LLC

/s/ Abu M. Arif                        /s/ William F. Truscott
Abu M. Arif                          William F. Truscott

Title: President and Chief Executive Officer	Title: President

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Exhibit 10(a)

SCHEDULE A

The fee is based on net invested assets of the Company as set forth in the following table:

Net invested assets	Annual rate at each asset level
First $250 million	0.350%
Next $250 million	0.300%
Next $500 million	0.250%
Any amount over $1 billion	0.200%

The fee for each calendar month of each year equal to the total of 1/12th of each of the respective percentages set forth above of the net invested assets of the Company shall be computed for each such month on the basis of the net invested assets at the close of business on last business day of each preceding month. Net invested assets will be determined using Generally Accepted Accounting Principles (GAAP) and shall be calculated as total assets less the following:

•	Other assets (such as deferred tax assets, taxes receivable from parent, and other amounts due from related parties)

•	Leveraged loans, at amortized cost less allowance for loan losses

•	Other receivables (such as state and local income taxes receivable)

•	Payable for investment securities purchased (available-for-sale securities and derivatives)

•	Derivative liabilities, at fair value

•	Certificate loans

Loans originated by banks or investment banks shall be excluded from the computation of net invested assets above and, instead, the fee for managing and servicing those loans shall be 0.35%. The fee shall be payable monthly and shall equal 1/12th of 0.35%, computed for each month on the basis of the loans amortized cost less the allowance for loan losses and payable for loans purchased as of the close of business on the last full business day of the preceding month.

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